POST-MERGER OPERATING AGREEMENT

THIS POST-MERGER OPERATING AGREEMENT is made by and between Marian Munz (“Munz”) as President and CEO of California News Tech (“CNT”) and as President and CEO of Media Sentiment, Inc. and Steven Ludwig (“Ludwig”) as President and CEO of Debut Broadcasting Corporation, Inc. (“DBI”) in conjunction with that certain Agreement and Plan of Merger as of this 17th day of May, 2007 (the "Agreement").

WITNESSETH:

WHEREAS, DBI and CNT through its wholly owned subsidiary have entered into the Agreement which will effectuate a change in control of CNT (the “Merger”) making Ludwig CNT’s new president and CEO and Munz president and CEO of CNT’s wholly-owned subsidiary Media Sentiment Inc. (“MSI”); and

WHEREAS, CNT has already authorized a spinoff of MSI as a separate entity pending registration of its MSI stock with the Securities and Exchange Commission for distribution to its shareholders holding CNT common stock prior to the Merger; and

WHEREAS, in accordance with certain terms conditions of the Agreement, the parties want to assure that the spinoff occurs promptly and that operations of the two businesses are conducted efficiently.

NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

1. Spin off of MSI stock

a.
Escrow of MSI Stock. There shall be established an escrow account in which all the MSI common stock owned CNT (the “MSI Shares”) will be held in trust for distribution to the shareholders of record holding CNT common stock as of April 20, 2007 (the “Shareholders”). This escrow account shall be irrevocable and shall require the escrow holder to distribute the MSI Shares to the Shareholders upon the effectiveness of a Registration Statement (“Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”), or two years from November 1, 2006.

b.
Registration of MSI Stock. Within 15 days following the Closing of the merger, CNT shall file with the SEC the Registration Statement on a form SB-2, registering for distribution to the Shareholders the MSI Shares. The parties agree to use their best efforts and to cooperate in promptly completing and processing this filing through the registration process.

c.
In the event that CNT is unable to register the MSI Shares for any reason as required by sections 1a and 1b above, CNT agrees to sell the MSI shares to Marian Munz for $1.00, and specifically will instruct the escrow agent to make such transfer within two weeks of this event.

2.  Operation of Separate Businesses. Pending the effectiveness of the Registration Statement and completion of the spinoff of MSI, the parties agree to operate the businesses of DBI and MSI separately, specifically agreeing that neither will:

a.	interfere in any manner with the operations of the other;
b.	have any rights to use, acquire or otherwise operate any of the assets or intellectual property of the other;
c.	neither will create any liabilities for which the other will be obligated.

In addition, the parties agree to cooperate in creating and submitting all required reports to the SEC and any other government agencies and to work together in all other respects to run the respective business operations of the two companies with maximum efficiency.

3. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, bruit, or add to the meaning of any provision of this Agreement.

4. No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the patty against whom enforcement of any waiver, change, modification, or discharge is sought.

5. Time of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

7. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

California News Tech

/s/ Marian Munz
By: Marian Munz
Its: President and CEO

Debut Broadcasting Corporation, Inc.

/s/ Steven Ludwig
By: Steven Ludwig
Its: President and CEO

Media Sentiment, Inc.

/s/ Marian Munz
By: Marian Munz
Its: President and CEO